Exhibit 99.1

LSI Logic Reports Q1 Financial Results	Page 1 of 4
April 26, 2006

FOR IMMEDIATE RELEASE	APRIL 26, 2006

Investor Relations Contact:	Media Relations Contact:
Tom Tran	Mitch Seigle
408-433-8105	408-954-3225
tom.tran@lsi.com	mitch.seigle@lsi.com
CC06-20
LSI LOGIC REPORTS STRONG YEAR-OVER-YEAR NET INCOME GROWTH
First Quarter 2006 News Release Summary
■	Revenues of $476 million; up 6% year-over-year

■	GAAP* net income of 5 cents per diluted share, exceeding guidance

■	Net income, excluding special items**, of 11 cents per diluted share

■	Cash and short-term investments of $1.03 billion
Second Quarter 2006 Business Outlook
■	Projected revenues of $470 million to $500 million

■	GAAP* net income range of 8 – 10 cents per diluted share

■	Net income, excluding special items**, in the range of 11 – 13 cents per diluted share

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items, including stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

LSI Logic Reports Q1 Financial Results	Page 2 of 4
April 26, 2006
STRONG DEMAND FOR STORAGE PRODUCTS CONTINUES IN Q1
MILPITAS, CA — LSI Logic Corporation (NYSE: LSI) today reported first quarter 2006 revenues of $476 million, a 6% increase compared to the $450 million reported in the first quarter of 2005, and down 6% seasonally compared to the $506 million reported in the fourth quarter of 2005.
Exceeding guidance, first quarter 2006 GAAP* net income was $19 million or 5 cents per diluted share, compared to first quarter 2005 GAAP net income of $5 million or 1 cent per diluted share. First quarter 2006 GAAP results compare to fourth quarter 2005 GAAP net income of $38 million or 9 cents per diluted share. First quarter GAAP net income included $12 million of stock-based compensation expense and $14 million of acquisition-related amortization, restructuring, other special items and their related tax effect.
First quarter 2006 net income, excluding special items**, was $44 million or 11 cents per diluted share, an increase of 76% compared to first quarter 2005 net income, excluding special items, of $25 million or 6 cents per diluted share. Excluding special items, fourth quarter 2005 net income was $51 million or 13 cents per diluted share.
Cash and short-term investments grew 19% year-over-year to $1.03 billion, from $866 million in the year-ago period and up 10% from the fourth quarter of 2005.
“Continuing strong demand for our silicon-to-systems storage products helped to offset an expected seasonal revenue decline,” said Abhi Talwalkar, LSI president and chief executive officer. “We also experienced strong year-over-year revenue growth within our storage components and storage systems markets, with Engenio achieving near record quarterly revenues. Going forward, we expect to benefit from increasing demand and technology transitions in our storage markets as well as the growing demand for digital media processing products in our consumer markets.”
“During the first quarter, GAAP net income substantially improved over the year-ago period as revenues expanded and we continued to carefully manage operating expenses,” said Bryon Look, LSI chief financial officer. “Our balance sheet remained strong, with cash and short-term investments topping $1 billion.”

LSI Logic Reports Q1 Financial Results	Page 3 of 4
April 26, 2006
LSI Logic Second Quarter 2006 Business Outlook

	GAAP*	Special Items**	Excluding Special** Items
Revenue	$470 million to $500 million		$470 million to $500 million
Gross Margin	42.5-43.5%	Approximately $2 million	43-44%
Operating Expenses	$166 million to $170 million	Approximately $12 million	$154 million to $158 million
Net Other Income	$2 million		$2 million
Tax Provision	Approximately $7 million	Approximately $3 million	Approximately $10 million
Net Income Per Share	$0.08 to $0.10	Approximately $.03	$0.11 to $0.13
Diluted Share Count	405 million		405 million
Capital spending is projected to be around $10 million in the second quarter and approximately $45 million in total for 2006.
Second quarter depreciation and software amortization is expected to be approximately $14 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items, including approximately $12 million in stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.
NOTE: The Company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Second Quarter 2006 Business Outlook section of this news release.

LSI Logic Reports Q1 Financial Results	Page 4 of 4
April 26, 2006
LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results and the second quarter 2006 business outlook. The number is 1-303-262-2050. Internet users can access the conference call by visiting http://www.lsi.com/investors. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11057760#.
Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: the expectation for increased demand and technology transitions in the company’s storage markets, the growing demand for digital media processing products in the company’s consumer markets, the expectation of the company to benefit from these increased demands in the storage and consumer markets, projected revenues for the second quarter of 2006, projected GAAP net income for the second quarter of 2006, projected net income, excluding special items, for the second quarter of 2006, projected capital spending in the second quarter of 2006 and for the year and expected second quarter of 2006 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income, tax provisions, earnings per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand; the company’s inability to achieve revenue objectives; the company’s inability to meet financial targets and failure to execute on its financial plan; the company’s inability to generate positive operating cash flow or control operating expenses; the company’s inability to benefit from increasing demand and technology transitions in its storage markets; the inability to benefit from the growing demand for digital media processing products in the company’s consumer markets; and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K. LSI Logic is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About LSI Logic
LSI Logic Corporation is a leading provider of silicon-to-system solutions that are used at the core of products that create, store and consume digital information. LSI offers a broad portfolio of capabilities including custom and standard product ICs, host bus and RAID adapters, storage area network solutions and software applications. LSI products enable leading technology companies in the Storage and Consumer markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.
2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.
3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenues	$475,884	$506,235	$450,007

Cost of revenues	269,870	286,032	259,740

Gross profit	206,014	220,203	190,267

Research and development	97,752	97,892	99,237
Selling, general and administrative	57,475	59,579	58,140

Income from operations	50,787	62,732	32,890

Interest expense	(6,330)	(6,195)	(6,710)
Interest income and other, net	8,098	6,828	5,390

Income before income taxes	52,555	63,365	31,570
Provision for income taxes	8,200	12,155	6,250

Net income excluding special items	$44,355	$51,210	$25,320

Income per share excluding special items:
Basic	$0.11	$0.13	$0.07

Diluted	$0.11	$0.13	$0.06

Shares used in computing per share amounts:
Basic	394,851	392,850	387,664

Diluted	402,189	401,171	390,458

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.
During the three month period ended March 31, 2005, the special items represented amortization of acquisition related intangibles, stock-based compensation expense and restructuring of operations and other items, net.
During the three month period ended March 31, 2006, the special items represented all the items mentioned above in addition to gains on the sale of certain equity securities and the income tax effect.
During the three month period ended December 31, 2005, the special items represented all the items mentioned above in addition to gains on the sale of certain equity securities offset in part by write-downs of certain equity securities due to impairment. The income tax effect is related to interest received on a refund for a pre-acquisition tax matter.
For the three month periods ended March 31, 2006, December 31, 2005, and March 31, 2005, the statements excluding special items are prepared using the Company’s calculated tax expense of $8,200, $12,155 and $6,250, respectively when excluding special items.
For the three month periods ended March 31, 2006, December 31, 2005 and March 31, 2005, 7,338, 8,321 and 2,794 shares, respectively, were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items.
A reconciliation from net income excluding special items to the reported results is presented on the following page.
The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Net income excluding special items	$44,355	$51,210	$25,320

Special items:
Amortization of acquisition related intangibles	(11,216)	(11,565)	(17,613)
Total stock-based compensation expense *	(11,831)	(1,509)	(1,455)
Restructuring of operations and other items, net	(5,650)	(10,377)	(1,533)
Other special items	1,429	5,666	—
Income tax effect	1,700	4,365	—

Total special items	(25,568)	(13,420)	(20,601)

Net income	$18,787	$37,790	$4,719

Basic income per share:
Net income excluding special items	$0.11	$0.13	$0.07
Special items **	(0.06)	(0.03)	(0.06)

Net income	$0.05	$0.10	$0.01

Diluted income per share***:
Net income excluding special items	$0.11	$0.13	$0.06
Special items **	(0.06)	(0.04)	(0.05)

Net income	$0.05	$0.09	$0.01

Shares used in computing per share amounts:
Basic	394,851	392,850	387,664

Diluted	402,189	401,171	390,458

*	This line item reflects stock-based compensation expense included in cost of revenues, research and development, and selling, general and administrative. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

**	This line item includes rounding adjustments.

***	For the three month periods ended March 31, 2006, December 31, 2005 and March 31, 2005, 7,338, 8,321 and 2,794 shares, respectively, were considered dilutive common stock equivalents and included in the computation of diluted income per share.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenues	$475,884	$506,235	$450,007

Cost of revenues	269,870	286,032	259,740
Stock-based compensation expense*	1,525	233	161

Total cost of revenues	271,395	286,265	259,901

Gross profit	204,489	219,970	190,106

Research and development	97,752	97,892	99,237
Stock-based compensation expense*	4,522	465	835

Total research and development	102,274	98,357	100,072

Selling, general and administrative	57,475	59,579	58,140
Stock-based compensation expense*	5,784	811	459

Total selling, general and administrative	63,259	60,390	58,599

Restructuring of operations and other items, net	5,650	10,377	1,533
Amortization of acquisition related intangibles	11,216	11,565	17,613

Income from operations	22,090	39,281	12,289

Interest expense	(6,330)	(6,195)	(6,710)
Interest income and other, net	9,527	12,494	5,390

Income before income taxes	25,287	45,580	10,969
Provision for income taxes **	6,500	7,790	6,250

Net income	$18,787	$37,790	$4,719

Income per share:
Basic	$0.05	$0.10	$0.01

Diluted ***	$0.05	$0.09	$0.01

Shares used in computing per share amounts:
Basic	394,851	392,850	387,664

Diluted***	402,189	401,171	390,458

*	The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

**	The provision for income taxes for the three month period ended December 31, 2005 included a $5,354 charge related to the correction of certain income tax balances arising from the Company’s adoption of a new goodwill accounting standard in 2002.

***	For the three month periods ended March 31, 2006, December 31, 2005 and March 31, 2005, 7,338, 8,321 and 2,794 shares, respectively, were considered dilutive common stock equivalents and included in the computation of diluted income per share.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,	March 31,
	2006	2005	2005
Assets
Current assets:
Cash and short-term investments	$1,031.6	$938.9	$865.9
Accounts receivable, net	272.0	323.3	259.5
Inventories	186.1	194.8	203.4
Prepaid expenses and other current assets	159.8	163.1	58.9

Total current assets	1,649.5	1,620.1	1,387.7

Property and equipment, net	94.3	98.3	301.6
Goodwill and other intangibles	963.3	974.5	1,058.2
Other assets	107.9	103.2	115.2

Total assets	$2,815.0	$2,796.1	$2,862.7

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$451.0	$468.9	$386.5
Current portion of long-term debt	273.2	273.9	—

Total current liabilities	724.2	742.8	386.5

Long-term debt	350.0	350.0	779.8
Tax related liabilities and other	74.4	75.1	77.0

Total liabilities	1,148.6	1,167.9	1,243.3

Minority interest in subsidiary	0.2	0.2	0.3

Stockholders’ equity:
Common stock and additional paid-in capital	3,022.8	3,000.0	2,967.2
Accumulated deficit	(1,371.1)	(1,389.9)	(1,379.6)
Accumulated other comprehensive income	14.5	17.9	31.5

Total stockholders’ equity	1,666.2	1,628.0	1,619.1

Total liabilities and stockholders’ equity	$2,815.0	$2,796.1	$2,862.7

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Operating Activities:
Net income	$18,787	$37,790	$4,719
Adjustments:
Depreciation & amortization *	25,335	25,701	40,765
Stock-based compensation expense	11,831	1,509	1,455
Non-cash restructuring and other items	(2,958)	1,563	849
Non-cash foreign exchange gain	(588)	—	—
Gain on sale of equity securities	(1,429)	(5,651)	—
Loss/(gain) on sales of property and equipment	—	118	(54)
Changes in deferred tax assets and liabilities	(3)	14,108	37

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	51,270	(24,839)	12,576
Inventories	8,693	(5,681)	15,534
Prepaid expenses and other assets	9,404	(20,275)	(5,115)
Accounts payable	(23,008)	40,861	(9,466)
Accrued and other liabilities	2,226	(2,083)	(1,969)

Net cash provided by operating activities	99,560	63,121	59,331

Investing activities:
Purchases of debt securities available-for-sale	(166,193)	(153,672)	(112,325)
Proceeds from maturities and sales of debt securities available-for-sale	108,166	97,302	102,313
Purchases of equity securities	(150)	(150)	—
Proceeds from sales of equity securities	1,555	7,234	—
Purchases of property, equipment and software	(15,978)	(12,729)	(8,433)
Proceeds from sale of property and equipment	—	1,495	1,411
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	28,645	5,792

Net cash used in investing activities	(72,600)	(31,875)	(11,242)

Financing activities:
Issuance of common stock	11,988	10,789	1,354
Repayment of debt obligations	—	—	(97)

Net cash provided by financing activities	11,988	10,789	1,257

Effect of exchange rate changes on cash and cash equivalents	233	(3,040)	(3,335)

Increase in cash and cash equivalents	39,181	38,995	46,011

Cash and cash equivalents at beginning of period	264,649	225,654	218,723

Cash and cash equivalents at end of period	$303,830	$264,649	$264,734

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2006	2005	2005
Semiconductor revenues ( a )	$298.4	$303.3	$304.0
Storage Systems revenues ( a )	$177.5	$202.9	$146.0
Total revenues	$475.9	$506.2	$450.0
Percentage change in revenues-qtr./qtr. ( b )	-6.0%	5.1%	7.2%
Percentage change in revenues-yr./yr. ( c )	5.8%	20.6%	-0.5%

Days sales outstanding	51	57	52
Days of inventory	62	61	70
Current ratio	2.3	2.2	3.6
Quick ratio	1.8	1.7	2.9

Gross margin as a percentage of revenues	43.0%	43.5%	42.2%
R&D as a percentage of revenues	21.5%	19.4%	22.2%
SG&A as a percentage of revenues	13.3%	11.9%	13.0%

Employees ( d )	4,321	4,324	4,307
Revenues per employee (in thousands) ( e )	$440.5	$468.3	$417.9

Selected Cash Flow information
Purchases of property and equipment ( f )	$13.8	$10.1	$7.1
Depreciation / amortization ( g )	$12.0	$12.1	$22.2

(a)	For the three months ended March 31, 2005, amounts presented have been recast to include RAID Storage Adapter (RSA) revenues into Storage Systems revenues from Semiconductor revenues.

(b)	Represents sequential quarter growth in revenues.

(c)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(d)	Actual number of employees at the end of each period presented.

(e)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(f)	Excludes purchases of software.

(g)	Represents depreciation of fixed assets and amortization of software.